SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

Cash Portfolio
Government Portfolio
Municipal Portfolio

Sub-Item 77C

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses And Statement of
Additional Information dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234759)